UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
February 16, 2008

IDEARC INC.
(Exact name of registrant as specified in its charter)

Delaware	1-32939	20-5095175
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer
Identification Number)
2200 West Airfield Drive, P.O. Box 619810, DFW Airport, Texas 75261
(Address of Principal Executive Offices)
(972) 453-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On February 19, 2008, Idearc Inc. (the “Corporation”) announced that John J. Mueller was appointed as Chief Executive Officer of the Corporation, effective as of February 16, 2008. Mr. Mueller replaces Katherine J. Harless who was the President and Chief Executive Officer of the Corporation.
     In connection with his appointment as Chief Executive Officer, the Corporation expects to enter into an employment agreement with Mr. Mueller. His employment agreement is expected to have a three-year term with a base salary of $900,000 per year, reviewable annually, short-term bonus award target of 100% of base salary, long-term incentive award target of 300% of base salary, and a restricted stock award worth $1,000,000 to be granted upon the signing of the employment agreement and vesting equally over three years.
     Mr. Mueller, age 51, is currently Chairman of the Board of Directors of the Corporation and has served in that role since November 2006. Prior to his appointment as Chief Executive Officer of the Corporation, Mr. Mueller was a business consultant and the interim chief executive officer of Connexion Technologies, a fiber-optic amenity company that builds and operates entertainment and communication networks coast to coast. He is a current member of the board of directors of Centennial Communications Corp. (NASDAQ: CYCL), a provider of regional wireless and integrated communications services. Previously, Mr. Mueller was chief executive officer and president of Valor Telecommunications LLC from 2004 to 2006, prior to the integration of Valor and Alltel’s wireline businesses, which is now known as Windstream (NYSE: WIN). From 2005 to 2006, he also served as chief executive officer and president and as a member of the board of directors of Valor Communications Group, Inc., Valor’s parent company. Prior to becoming chief executive officer and president, Mueller served as Valor’s president and chief operating officer. Before joining Valor, Mueller spent 23 years at Cincinnati Bell Inc., serving in various positions including: president, Cincinnati Bell Telephone Company; general manager — consumer markets; and president and chief executive officer of CBD, Cincinnati Bell’s directory subsidiary.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     The Board of Directors of the Corporation (the “Board”) adopted amendments to the Corporation’s By-laws (the “By-Laws”), effective February 18, 2008, that created a new executive officer position for the Chairman of the Board. The amendments provide that the Chairman of the Board will preside at the meetings of the Board, may call meetings of the board or of any committee of the Board, will call to order and preside at all meetings of the stockholders of the Corporation and may refuse to acknowledge the nomination of any person or the proposal of any business not made in compliance with the procedures for the submission of director nominees and stockholder proposals. In addition, the By-Laws were amended to provide that the Chairman of the Board will have the power to assign duties to the other officers of the Corporation from time to time. The amendments to the By-Laws also separated the position of President and Chief Executive Officer into two offices.
     Attached hereto as Exhibit 3.2 and incorporated by reference herein is a copy of the Corporation’s By-Laws, effective as of February 18, 2008.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
3.2	Amended and Restated By-Laws of the Registrant.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEARC INC.

By: Name:	/s/ William G. Mundy William G. Mundy
Title:	Executive Vice President, General Counsel and Secretary
Date: February 21, 2008